UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 22, 2013

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

VirnetX Holding Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 22, 2013.  At the Annual Meeting, the stockholders of the Company elected to the Board of Directors the individual listed below, who  will serve as a Class III Director for a term of three years or until his resignation or until his successor is duly elected and qualified.

Proposal 1: Election of Class III Director

Nominee	Votes For	Votes Withheld*	Broker* Non-Votes
Michael F. Angelo	21,281,425	368,625	19,047,357

*	Votes withheld and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on at the Annual Meeting:

Proposal 2: Ratification of the appointment of Farber Hass Hurley LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013

The stockholders ratified the appointment of Farber Hass Hurley LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The votes regarding this proposal were as follows:

Votes for	40,338,272
Votes against	185,468
Abstentions	173,667

Proposal 3: Approval of the 2013 Equity Incentive Plan

The stockholders approved the 2013 Equity Incentive Plan.  The votes regarding this proposal were as follows:

Votes for	20,469,560
Votes against	1,066,599
Abstentions	113,891
Broker Non-Votes	19,047,357*

*	Broker non-votes do not affect the outcome of the vote on Proposal 3.

Proposal 4: Non-binding stockholder proposal regarding the implementation of a majority voting standard for the election of directors

The stockholders voted against the non-binding stockholder proposal regarding the implementation of a majority voting standard for the election of directors.  The votes regarding this proposal were as follows:

Votes for	5,486,683
Votes against	15,899,073
Abstentions	264,294
Broker Non-Votes	19,047,357*

*	Broker non-votes do not affect the outcome of the vote on Proposal 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: May 29, 2013	By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer